EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Plan of Storage Networks, Inc. of our report dated January 31, 2001, with respect to the consolidated financial statements and schedule of StorageNetworks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
October 10, 2001